                                                                EXHIBIT 10(R)(3)

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THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS"), AND SHALL NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED, UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE ACT AND THE STATE ACTS.
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                           COVER-ALL TECHNOLOGIES INC.


                           8.00% CONVERTIBLE DEBENTURE

$100,000                                                                   NO. 4

DATE OF ISSUE:  JUNE 28, 2001

     COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company" or "Borrower"), for value received, promises to pay to:

                                 ARNOLD SCHUMSKY

or to its order, (together with any assignee, jointly or severally, the "Holder" or "Lender") on or before July 1, 2008 (the "Due Date") (unless this Debenture shall have been sooner called for redemption or presented for conversion as herein provided), the sum of One Hundred Thousand Dollars ($100,000) (the "Principal Amount") and to pay interest on the unpaid Principal Amount at the rate of 8.00% per annum. All payments of both principal and interest shall be made at the address of the Holder hereof as it appears in the books and records of the Borrower, or at such other place as may be designated by the Holder hereof. This Debenture is one of the 8.00% Convertible Debentures of the Company in the aggregate principal amount of $400,000 issued under, and pursuant to, the terms and provisions of the Convertible Loan Agreement, dated as of June 28, 2001, by and among Cover-All Technologies Inc. as Borrower and John Roblin, Arnold Schumsky and Stuart Sternberg as Lender and Stuart Sternberg as Agent for the Lender ("Loan Agreement"). On even date herewith, the Company has issued 8.00% Convertible Debentures in aggregate principal amount of $1,400,000 to Renaissance U.S. Growth and Income Trust PLC, a public limited company registered in England and Wales, and BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales (collectively, the "Renaissance Debentures").

        1. INTEREST. Interest on the Principal Amount outstanding from time to time shall be payable in monthly installments commencing August 1, 2001, and subsequent payments shall be made on the first day of each month thereafter until the Principal Amount and all accrued and unpaid interest shall have been paid in full. Overdue principal and interest on the Debenture shall bear interest at the rate of 18% per annum.

        2. MATURITY. If not sooner paid, redeemed or converted, this Debenture shall mature on July 1, 2008 at which time the remaining unpaid Principal Amount, and all accrued and unpaid interest and any other charges then due under the Loan Agreement, shall be due and payable in full. This Debenture shall be prepaid PRO RATA with any prepayments of Indebtedness. This Debenture shall rank PARI PASSU in right of payment with the Renaissance Debentures and shall be senior in right of payment to all other Indebtedness of the Company.

        3. MANDATORY PRINCIPAL INSTALLMENTS. If this Debenture is not sooner redeemed or converted as provided hereunder, Borrower shall pay to Holder, commencing on July 1, 2004 and continuing on the first day of each successive month thereafter prior to maturity, mandatory principal redemption installments, each of such installments to be in the amount of Ten Dollars ($10) per Thousand Dollars ($1,000) of the then remaining Principal Amount, and further, at maturity, Borrower shall pay to Holder a final installment of the remaining unpaid Principal Amount, and all accrued and unpaid interest and any other charges then due under the Loan Agreement.

        4. OPTIONAL REDEMPTION BY HOLDER.

              (a) If at any time after the date hereof (i) a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, acquires more than 35% of the Company's voting securities, (ii) John W. Roblin resigns as CEO of the Borrower, prior to the expiration of his current employment term pursuant to his then-current employment agreement, (iii) all or substantially all of the assets or capital stock of the Company or its Subsidiaries are sold, or (iv) the Company or its Subsidiaries are merged or consolidated with or into unaffiliated entities, in any case without the written consent of Holder, the Holder shall have the right to require this Debenture to be redeemed by the Company at the sum equal to the Principal Amount, together with an amount equal to an 18% annual yield from the date hereof on the Principal Amount (calculated after giving effect to any and all payments made by Borrower to Lender under the Debenture) through the date of redemption (the "Redemption Date").

              (b) The Holder may exercise its right to require that the Company redeem this Debenture pursuant to Section 4(a) prior to maturity by giving written notice thereof to the Company, which notice shall specify the terms of redemption (including the place at which the Holder may obtain payment), the total redemption payment and the Redemption Date, which Redemption Date shall be within thirty (30) days of the date of such notice.

        5. OPTIONAL REDEMPTION BY COMPANY.

              (a) On any interest payment date, and after receipt of irrevocable notice from the Borrower as provided for below, this Debenture is redeemable, in whole but not in part, at 101% of the Principal Amount, together with accrued and unpaid interest through the Redemption Date, by the Company, if all of the following conditions are satisfied: (i) the average closing bid price for the Common Stock for the 20 consecutive trading days prior to the date of notice exceeds an amount equal to three times the Conversion Price then in effect, and the Common Stock is listed or quoted on the Nasdaq, the Nasdaq SmallCap System, American Stock Exchange or New York Stock Exchange; (ii) the average daily trading volume for the Common Stock for the 20 consecutive trading days prior to the date of the irrevocable notice shall be no less than 50,000 shares; (iii) the market price for the Common Stock at the time of notice reflects a price-to-earnings ratio of no greater than 25 times fully diluted earnings per share, excluding any extraordinary gains; and
        (iv) the shares of Common Stock issuable upon conversion of this Debenture shall have been fully registered under applicable U.S. securities laws. The Company's right of redemption is subject to the Holder's prior right of conversion of the Debenture.

              (b) Upon the Holder's notification to the Company in writing of its intent to sell, assign or transfer the Debenture pursuant to Section 14 hereof, this Debenture is redeemable at the Borrower's option, in whole but not in part, at 101% of the Principal Amount, together with accrued and unpaid interest through the Redemption Date, by the Company for a period of up to 30 days after the date of notice.

              (c) The Company may exercise its right to redeem this Debenture pursuant to Sections 5(a) and (b) prior to maturity by giving notice thereof to the Holder of this Debenture as such name appears on the books of the Borrower, which notice shall specify the terms of redemption (including the place at which the Holder may obtain payment), the total redemption payment and the Redemption Date.

        6. CONVERSION RIGHT.

              (a) The Holder of this Debenture shall have the right, at Holder's option, at any time, to convert all, or, in multiples of $100,000, any part of this Debenture into such number of fully paid and nonassessable shares of Common Stock as provided herein. The Holder of this Debenture may exercise the conversion right by giving written notice (the "Conversion Notice") to Borrower of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal the outstanding Principal Amount of the Debenture divided by the Conversion Price (as defined below) and in effect on the date the Conversion Notice is given; provided, however, that in the event that this Debenture shall have been partially redeemed, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share. Conversion shall be deemed to have been effected on the date the Conversion Notice is received (the "Conversion Date"). In the case of any Debenture called for redemption, the conversion rights will expire at the close of business on the Redemption Date. Within 20 business days after receipt of the Conversion Notice, Borrower shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated in the Conversion Notice, a stock certificate or stock certificates of Borrower representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Debenture up to and including the Conversion Date. The conversion rights will be governed by the following provisions:

              (b) CONVERSION PRICE. On the issue date hereof and until such time as an adjustment shall occur, the Conversion Price shall be $0.50 per share; provided, however, that the Conversion Price shall be subject to adjustment at the times and in accordance with the provisions set forth below.

                  (i) ADJUSTMENT FOR ISSUANCE OF SHARES AT LESS THAN THE CONVERSION PRICE. If and whenever any Additional Common Stock (as defined below) shall be issued by Borrower (the "Stock Issue Date") for a consideration per share less than the Conversion Price, then in each such case the initial Conversion Price shall be reduced to a new Conversion Price in an amount equal to the price per share for the Additional Common Stock then issued, if issued in connection with a sale of shares, or the value of the Additional Common Stock then issued, as determined in accordance with generally accepted accounting principles, if issued other than for cash, and the number of shares issuable to Holder upon conversion shall be proportionately increased; and, in the case of Additional Common Stock issued without consideration, the initial Conversion Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the Holder the right to convert the Debenture into shares equal in amount to the same percentage interest in the Common Stock of the Company as existed for the Holder immediately preceding the Stock Issue Date.

                 (ii) SALE OF SHARES. In case of the issuance of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the gross amount of the cash paid to Borrower for such shares, before deducting any underwriting compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received.

                 (iii) STOCK SPLITS, SUBDIVISIONS OR COMBINATIONS. In the event of a stock split or subdivision of shares of Common Stock into a greater number of shares, the Conversion Price shall be proportionately decreased and the number of shares of Common Stock which shall be issued upon such conversion shall be proportionally increased, and in the event of a combination of shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased and the number of shares of Common Stock which shall be issued upon such conversion shall be proportionally decreased, such increase or decrease, as the case may be, becoming effective at the record date.

                (IV) STOCK DIVIDENDS. Shares of Common Stock issued as a dividend or other distribution on any class of capital stock of Borrower shall be deemed to have been issued without consideration.

                (V) EXCEPTIONS. The term "Additional Common Stock" herein shall mean all shares of Common Stock or securities convertible or exercisable into shares of Common Stock hereafter issued by Borrower (including Common Stock held in the treasury of Borrower), except (A) Common Stock issued upon the conversion of any of the Debentures or the Renaissance Debentures; (B) Common Stock issuable upon exercise of presently outstanding warrants or employee or director stock options; or (C) Common Stock issuable upon exercise of stock options to be granted in the future to employees or directors pursuant to Borrower's existing stock option plans.

              (c) ADJUSTMENT FOR MERGERS AND CONSOLIDATIONS. In the event of any consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith, consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the maturity of this Debenture to purchase, at a total price equal to the Conversion Price immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were convertible by the Holder immediately prior to such consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the

        Company, then the Holder shall be entitled to receive distributions on the date of such event on the same basis with holders of Common Stock as if this Debenture had been converted immediately prior to such event, less the Conversion Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease and this Debenture shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Debenture, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Debenture.

              (d) DISTRIBUTIONS. In the event of distribution to all Common Stock holders of any securities, cash or properties or assets or other rights to purchase securities or assets, then, after such event, this debenture will also be convertible into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive if the Holder owned the Common Stock issuable upon conversion of the Debenture immediately prior to the occurrence of such event.

              (e) CAPITAL REORGANIZATION AND RECLASSIFICATION. In case of any capital reorganization or reclassification of the Common Stock of Borrower (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), this Debenture shall be convertible into the kind and number of shares of stock or other securities or property of Borrower to which the Holder of the Debenture would have been entitled to receive if the Holder owned the Common Stock issuable upon conversion of the Debenture immediately prior to the occurrence of such event. The provisions of the immediately foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, exchanges, leases, transfers or other dispositions or other share exchanges.

              (f) NOTICE. In the event Borrower shall propose to take any action which shall result in an adjustment in the Conversion Price, Borrower shall give notice to the Holder of this Debenture, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall be given on or before the earlier of 10 days before the record date or the date which such action shall be taken. Such notice shall also set forth all facts (to the extent known) material to the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture.

              (g) CERTIFICATE. Following completion of an event which results in an adjustment to the Conversion Price, Borrower shall furnish to the Holder of this Debenture a statement, signed by the Chief Financial Officer and the Secretary of the Borrower, of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect, which statement shall constitute an amendment to this Debenture.

              (h) In the event of an adjustment to the Conversion Price due to a sale of securities by the Borrower below the Conversion Price which would result in the holders of all debentures evidencing the Loan having the right to acquire more than 20% of the then outstanding shares of Common Stock, on a fully-diluted basis, the Borrower agrees to hold a vote of the shareholders within 150 days to authorize such an adjustment; provided such approval is required by Nasdaq. In the event the shareholders reject the authorization, the Holder shall have the right to cause the Company to redeem the Debenture in accordance with the provisions of Section 4.

        7. ONE-TIME ADJUSTMENT TO CONVERSION PRICE.

              (a) Notwithstanding the provisions of Section 6 hereof, if the Company does not achieve $3,000,000 of Trailing Twelve Months EBITDA at the end of fiscal year 2002, and the market price of the Common Stock is below the Conversion Price at the time of publication of the Company's results for that period, then the Conversion Price shall be automatically adjusted downward to an amount equal to average closing bid price of the Common Stock, as reported in THE WALL STREET JOURNAL, for the ten consecutive trading days (the "Trading Period") following Borrower's public press release of its fiscal year 2002 financial results. If an adjustment occurs pursuant to this Section 7, then the Borrower shall furnish to the holder of this Debenture a statement, within ten days of the occurrence thereof, signed by the Chief Financial Officer and the Secretary of Borrower, of the facts creating such adjustment and specifying the adjusted Conversion Price then in effect. The Holder shall not convert this Debenture or sell any shares of Common Stock during the Trading Period.

              (b) Under no circumstance will this adjustment to the Conversion Price cause the holders of all debentures evidencing the Loan to acquire greater than 20% of the Borrower's then outstanding shares of Common Stock. In the event that this adjustment to the Conversion Price allows the holders of all debentures evidencing the Loan to acquire greater than 20% of the Borrower's then outstanding shares of Common Stock, then the debenture holders will be entitled to decrease the Conversion Price, so that their potential and actual ownership is equal to twenty percent (20%) of the issued and outstanding Common Stock, on a fully-diluted basis, at the time this adjustment becomes effective.

        8. RESERVATION OF SHARES. Borrower warrants and agrees that it shall at all times reserve and keep available, free from preemptive rights, sufficient authorized and unissued shares of Common Stock or treasury shares of Common Stock necessary to effect conversion of this Debenture.

        9. TAXES. The Company shall pay any documentary or other transactional taxes attributable to the issuance or delivery of this Debenture or the shares of Common Stock issued upon conversion by the Holder (excluding any federal, state or local income taxes and any franchise taxes or taxes imposed upon the Holder by the jurisdiction, or any political subdivision thereof, under which such Holder is organized or is qualified to do business).

        10.  DEFAULT.

             (A) EVENT OF DEFAULT. An "Event of Default" shall exist if an "Event of Default" (as defined in the Loan Agreement) shall occur and be continuing.

             (B) REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then the Holder may exercise any one or more of the rights and remedies provided in the Loan Documents, as the Holder, in its sole discretion, may deem necessary or appropriate.

             (C) REMEDIES NONEXCLUSIVE. Each right, power or remedy of the Holder hereof upon the occurrence of any Event of Default as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies.

             (D) EXPENSES. Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any provided therefore, Borrower agrees to pay and shall pay all reasonable costs and expenses (including attorneys' fees and expenses) incurred by the Holder in connection with the preservation and enforcement of Holder's rights under the Loan Agreement, the Debenture, or any other Loan Document.

        11. FAILURE TO ACT AND WAIVER. No failure or delay by the Holder hereof to require the performance of any term or terms of this Debenture or not to exercise any right or any remedy shall constitute a waiver of any such term or of any right or of any default, nor shall such delay or failure preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable, or to later declare a default for failure to effect such payment of any such other amount. The failure of the Holder of this Debenture to give notice of any failure or breach of the Borrower under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

        12. CONSENT TO JURISDICTION. The Company hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any state or federal court in the State of New York, including the United States District Court for the Southern District of New York, or in any other court having jurisdiction over the subject matter, all at the sole election of the Holder hereof, and by the issuance and execution of this Debenture, the Borrower irrevocably consents to the jurisdiction of each such court. The Company hereby irrevocably appoints CT Corporation System, New York, New York, as agent for the Borrower to accept service of process for and on behalf of the Borrower in any action, suit or proceeding arising out of this Debenture. Except for default in payment of interest or principal when and as they become due, and except as otherwise specifically set forth herein or otherwise agreed to in writing by the parties, any action, dispute, claim or controversy (all such herein called "Dispute") between or among the parties as to the facts or the interpretation of the Debenture shall be resolved by arbitration as set forth in the Loan Agreement.

        13. HOLDER'S RIGHT TO REQUEST MULTIPLE DEBENTURES. The Holder shall, upon written request and presentation of the Debenture, have the right, at any interest payment date, to request division of this Debenture into two or more instruments, each of such to be in such amounts as shall be requested; provided however, that no Debenture shall be issued in denominations of face amount less than $100,000.

        14. TRANSFER. Subject to Section 12.07 of the Loan Agreement, this Debenture may be transferred on the books of the Borrower by the registered Holder hereof, or by Holder's attorney duly authorized in writing, in multiples of $100,000 only upon (i) delivery to the Borrower of a duly executed assignment of the Debenture, or part thereof, to the proposed new Holder, as well as an executed investor representation letter signed by the proposed transferee and such other transfer documents and instruments as the Company may reasonably request, along with a current notation of the amount of payments received and net Principal Amount yet unfunded, and presentment of such Debenture to the Borrower for issue of a replacement Debenture, or Debentures, in the name of the new Holder, (ii) the designation by the new Holder of the Lender's agent for notice, such agent to be the sole party to whom Borrower shall be required to provide notice when notice to Holder is required hereunder and who shall be the sole party authorized to represent Lender in regard to modification or waivers under the Debenture, the Loan Agreement, or other Loan Documents; and any action, consent or waiver (other than a compromise of principal and interest) when given or taken by Lender's agent for notice, shall be deemed to be the action of the holders of a majority in amount of the Principal Amount of the Debenture, as such holders are recorded on the books of the Borrower, and (iii) in compliance with the legend to read as follows:

             "This Debenture has not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state securities laws ("State Acts"), and shall not be offered, sold, pledged, hypothecated, or otherwise transferred, unless such transfer is made in compliance with the Act and the State Acts."

        Holder shall notify the Company in writing of its intent to sell, assign or transfer the Debenture prior to any such sale, assignment or transfer.

        The Company shall be entitled to treat any holder of record of the Debenture as the Holder in fact thereof and of the Debenture and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

        15. NOTICES. All notices and communications under this Debenture shall be in writing and shall be either delivered in person or by overnight service, such as FedEx, and accompanied by a signed receipt therefor; or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: (i) if to the Borrower at its address for notice as stated in the Loan Agreement; and (ii) if to the Holder of this Debenture, to the address (a) of such Holder as it appears on the books of the Borrower or (b) in the case of a partial assignment to one or more Holders, to the Lender's agent for notice, as the case may be. Any notice of communication shall be deemed given and received as of the date of such delivery if delivered; or if mailed, then three days after the date of mailing.

        16. MAXIMUM INTEREST RATE.

            (a) Regardless of any provision contained in this Debenture, Lender shall never be entitled to receive, collect or apply as interest on the Debenture any amount in excess of interest calculated at the Maximum Rate (as defined below), and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Debenture is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non principal payment as an expense, fee or premium rather than as interest,
        (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debenture; provided that, if the Debenture is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debenture and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

            (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debenture under the laws which are presently in effect of the United States of America or by the laws of any other jurisdiction which are or may be applicable to the Holders of the Debenture and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America or by the laws of any other jurisdiction which are or may be applicable to the Holder of the Debenture and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

        17. LOAN AGREEMENT, GUARANTY AND SECURITY AGREEMENTS. This Debenture is issued pursuant to the Loan Agreement dated of even date herewith among the Company and the other parties thereto, and the Holder is entitled to all the rights and benefits thereunder. Both Borrower and the Holder have participated in the negotiation and preparation of the Convertible Loan Agreement and of this Debenture. Borrower agrees that a copy of the Loan Agreement with all amendments, additions and substitutions therefor shall be available to the Holder at the offices of Borrower. The indebtedness evidenced by this Debenture is secured pursuant to the Security Agreements dated of even date herewith among the Company, its subsidiaries and the Holder, and the Holder is entitled to all rights and benefits of a secured party thereunder. The payment and performance of this Debenture is guaranteed by the Company's subsidiaries pursuant to their Guaranty dated of even date herewith.

        18. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meaning given them in the Loan Agreement.

        19. GOVERNING LAW. This Debenture shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall lie in the federal or state courts of New York County, New York.

        IN WITNESS WHEREOF, the Company has caused this Debenture to be duly issued, executed and delivered on the date and year above stated.

                            [SIGNATURE PAGE FOLLOWS.]

                                    COVER-ALL TECHNOLOGIES INC.



                                    By: /s/ John W. Roblin
                                        --------------------------------------
                                        John W. Roblin, Chairman and CEO